EXHIBIT 10.9

WAIVER AND ACKNOWLEDGEMENT

May 27, 2010

WHEREAS:

A. Reference is made to the following agreements dated effective February 24, 2009 between University Health Network (“UHN”) and Med BioGene Inc. (“MBI”):

(i)	Additional Exclusive License Agreement;

(ii)	Additional Sponsored Research Agreement (“Additional Research Agreement”);

(iii)	Amended and Restated Exclusive License Agreement; and

(iv)	Amended and Restated Sponsored Research Agreement (the “Amended Research Agreement”)

(collectively, the “Agreements”).

B. UHN and MBI have agreed, among other things, to undertake certain research (the “Research”) relating to prognostic mRNA expression-based signatures to be used in the clinical management of lung cancers in accordance with the procedures, specifications and timelines (the “Timelines”) described in each of the Additional Research Agreement and the Amended Research Agreement and as further described in detail in Schedule A to each of the aforementioned agreements.

C. Certain of the Research is, as of the date hereof, in progress and, as such, has not been completed within the timelines described in Schedule A to each of the Additional Research Agreement and the Amended Research Agreement.

D. UHN and MBI wish to waive the requirement that the Research be completed in accordance with the Timelines.

NOW THEREFORE, in consideration of terms and conditions outlined below, the receipt and sufficiency of which is hereby acknowledged by UHN and MBI, such parties agree as follows:

1. UHN and MBI hereby waive the requirement that the Research be completed in accordance with the Timelines and further acknowledge and agree that each party will in good faith use commercially reasonable efforts to complete the Research as soon as reasonably practicable, subject to the suspension of the Research by MBI pursuant to section 9.6 of each of the Additional Research Agreement and the Amended Research Agreement.

2. All other terms and conditions of the Agreements remain in full force and effect and shall be read and interpreted in light of the application of this Waiver and Acknowledgement.

UNIVERSITY HEALTH NETWORK			MED BIOGENE INC.

Per:	/s/ BRIAN H. BARBER		Per:	/s/ ERINN B. BROSHKO
	Name:	Brian H. Barber, Ph.D.		Name:	Erinn B. Broshko
	Title:	Director, Technology Development and Commercialization		Title:	Chief Executive Officer